FORMATION AGREEMENT

                             BETWEEN

                    SNAKE RIVER SUGAR COMPANY

                               AND

                  THE AMALGAMATED SUGAR COMPANY

                             OF THE

                    THE AMALGAMATED SUGAR LLC



                           DATED AS OF

                        JANUARY   , 1996
                                --





                               TABLE OF CONTENTS





RECITALS..................................................................1






ARTICLE IDEFINITIONS......................................................1






ARTICLE IIFORMATION.......................................................7





     2.1  Snake River Capital Contribution................................7
     2.2  Amalgamated Contribution........................................8
     2.3  Assumed Liabilities.............................................8
     2.4  Closing.........................................................8






ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF AMALGAMATED..................9





     3.1  Organization, Qualification and Corporate Power.................9
     3.2  Authorization of Transaction....................................9
     3.3  Noncontravention...............................................10
     3.4  Brokers' Fees..................................................10
     3.5  Title to Tangible Assets.......................................10
     3.6  Subsidiaries...................................................10
     3.7  Financial Statements...........................................10
     3.8  Undisclosed Liabilities........................................11
     3.9  Legal Compliance...............................................11
     3.10 Real Property and Leases.......................................11
     3.11 Contracts......................................................12
     3.12 Powers of Attorney.............................................12
     3.13 Litigation.....................................................12
     3.14 Environment, Health, and Safety................................13
     3.15 Employee Benefits..............................................13
     3.16 Events Subsequent to Most Recent Fiscal Quarter End............14






ARTICLE IVREPRESENTATIONS AND WARRANTIES OF SNAKE RIVER..................14





     4.1  Organization...................................................14
     4.2  Authorization of Transaction...................................14
     4.3  Noncontravention...............................................14
     4.4  Brokers' Fees..................................................15
     4.5  Disclosure.....................................................15






ARTICLE VPRE-CLOSING COVENANTS...........................................15





     5.1  General........................................................15
     5.2  Notices and Consents...........................................15
     5.3  Operation of Business..........................................15
     5.4  Obtaining Financing............................................16
     5.5  Full Access....................................................16
     5.6  Notice of Developments.........................................16
     5.7  Exclusivity....................................................16






ARTICLE VICONDITIONS TO CLOSING..........................................17





     6.1  Conditions to Obligation of Snake River........................17
     6.2  Conditions to Obligation of Amalgamated........................18






ARTICLE VIITERMINATION...................................................19





     7.1  Events of Termination..........................................19
     7.2  Effect of Termination..........................................20






ARTICLE VIIIMISCELLANEOUS................................................20





     8.1  Parties Obligated and Benefited................................20
     8.2  Notices........................................................20
     8.3  Attorneys' Fees................................................22
     8.4  Amendment or Waiver............................................22
     8.5  Captions.......................................................22
     8.6  Choice of Law..................................................22
     8.7  Terms..........................................................22
     8.8  Further Actions................................................22
     8.9  Time...........................................................22
     8.10 Counterparts...................................................23
     8.11 Entire Agreement...............................................23
     8.12 Severability...................................................23
     8.13 Construction...................................................23
     8.14 Expenses.......................................................23
     8.15 Press Releases and Public Announcements........................23
     8.16 References.....................................................23



                                LIST OF EXHIBITS
                                ----------------


EXHIBIT A           Company Agreement of The Amalgamated Sugar LLC
EXHIBIT B           Officers of Amalgamated
EXHIBIT C           Financial Statements
RELATED TRANSACTION AGREEMENTS





     EXHIBIT D-1         Form of Office and Ground Lease
     EXHIBIT D-2         Indemnification and Post Closing Agreement
     EXHIBIT D-3         Form of Limited Recourse Promissory Note
     EXHIBIT D-4         Form of Non-Recourse Promissory Note
     EXHIBIT D-5         Form of Limited Recourse Pledge Agreement
     EXHIBIT D-6         Form of Pledge Agreement (Non-Recourse Note)
     EXHIBIT D-7         Form of Indemnification Pledge Agreement
     EXHIBIT D-8         Four Forms of Memorandum of Agreement between Sugarbeet
Growers and Amalgamated
EXHIBIT E           Directors of Snake River
EXHIBIT F           Form of Employment Agreement


                               LIST OF SCHEDULES
                               -----------------


SCHEDULE 1(D)  Personal Property and Interests
SCHEDULE 2.3        Excluded Liabilities
SCHEDULE 3          General Exceptions to Representations and Warranties of
Amalgamated
SCHEDULE 3.8        Undisclosed Liabilities
SCHEDULE 3.10(A)    Real Property
SCHEDULE 3.10(B)    Leased Real Property
SCHEDULE 3.11  Material Contracts
SCHEDULE 3.12  Powers of Attorney
SCHEDULE 3.13  Pending Litigation





SCHEDULE 3.14  Noncompliance with the Environmental, Health, and Safety Laws
SCHEDULE 3.15  Employee Benefit Plans
SCHEDULE 4          Exceptions to Representations and Warranties of Snake River





                       FORMATION AGREEMENT
                       -------------------



          THIS FORMATION AGREEMENT (this "Agreement" or this "Formation
Agreement") is made as of January   , 1996, between SNAKE RIVER SUGAR COMPANY,
                                  --
an Oregon cooperative (`Snake River''), and THE AMALGAMATED SUGAR COMPANY, a Utah corporation (`Amalgamated''), and, upon its formation and the execution and delivery of a counterpart to this Agreement, THE AMALGAMATED SUGAR LLC, a Delaware limited liability company (the `Company''). Together, Snake River, Amalgamated and the Company shall be referred to in this Agreement as the `Parties.'' Capitalized terms not otherwise defined in this Agreement have the meaning ascribed to such terms in Article I.

                            RECITALS
                            --------


          WHEREAS, Snake River and Amalgamated desire to form a limited liability company, to be known as `The Amalgamated Sugar LLC,'' pursuant to the Company Agreement attached as EXHIBIT A (together with the exhibits thereto, the "Company Agreement") to conduct a sugarbeet processing business; and

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Amalgamated desires to make a capital contribution to the Company of certain assets, subject to certain liabilities, in return for which Amalgamated shall receive a Membership Interest in the Company, as set forth in the Company Agreement; and






          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Snake River shall make a capital contribution to the Company of
$[        ] million in cash, in return for which Snake River shall receive a
  --------
Membership Interest in the Company, as set forth in the Company Agreement;

          NOW, THEREFORE, the Parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

          The following terms used in this Formation Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement);

          (a)`Affiliate'' has the meaning, with respect to any Person, set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended as of the Closing Date.

          (b)`Affiliated Group'' has the meaning set forth in Code Sec. 1504.

          (c)`Amalgamated'' has the meaning set forth in the recitals above.

          (d)`Amalgamated Assets'' means all the properties and assets currently owned by Amalgamated (other than Excluded Assets), whether or not located on its premises, or shown on the Most Recent Financial Statement, including, but not limited to, all right, title and interest in, to and under





(i) all real property, and all leaseholds and subleasheholds thereon, improvements, fixtures and fittings thereon (such as appurtenant rights in and to public streets), as listed on SCHEDULE 3.11(A) AND (B), (ii) all personal property and interests, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, and other tangible property, as listed on SCHEDULE 1(D), (iii) all Related Contracts and Licenses, (iv) all of Amalgamated's books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials, whether in hard copy or computer format, including without limitation engineering information, manuals and data, fixed asset registers and engineering reports, lists of present and former suppliers, personnel and employment records, and any information relating to any Tax (other than income or franchise Taxes); and (v) all of Amalgamated's Intellectual Property.

          (e)`Amalgamated Credit Agreements'' means the Credit Agreement dated July 1, 1993, as most recently modified on May 31, 1996, among Amalgamated, United States National Bank of Oregon and the banks named therein, plus the $5,000,000 promissory note dated as of August 23, 1996 and due September 30, 1997, issued by Amalgamated in favor of United States National Bank of Oregon.

          (f)`Amcorp'' means Amcorp, Inc., a Delaware corporation.

          (g)`Assumed Liabilities'' has the meaning set forth in Section 2.3.





          (h)`Business Day'' means any day excluding a Saturday, Sunday and any day which is a legal holiday under the laws of the State of Utah or is a day on which banking institutions located in such state are closed.

          (i)  `Closing'' has the meaning set forth in Section 2.4.

          (j)  `Closing Date'' means the date of the Closing.

          (k)`Code" means the Internal Revenue Code of 1986, as amended, and the temporary, proposed and final Treasury Regulations promulgated thereunder, and any reference to a section of the Code shall include any successor section or provision of the Code.

          (l)  `Company Agreement'' has the meaning set forth in the Recitals.

          (m)`Confidential Information'' means any information concerning the businesses and affairs of Amalgamated that is not already generally available to the public.

          (n)  `Conveyance Documents'' has the meaning set forth in Section
2.4(d).

          (o)  `Drop Date'' has the meaning set forth in Section 7.1.

          (p)"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension





Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan as defined in Section 3(37) of ERISA), or (d) Employee Welfare Benefit Plan.

          (q)"Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

          (r)"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

          (s)"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (t)"Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended as of the Closing Date, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) in effect as of the Closing Date of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws in effect as of the Closing Date relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          (u)`Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, governmental authority, cooperative, association or any foreign trust or foreign business organization or any other entity of any kind whatsoever.

          (v)`Excluded Assets" means the Amalgamated corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Amalgamated as a corporation.
Confirm whether the beet contract is going to LLC or directly to SRSC (per Lemke memo of 10/1)
          (w)`Excluded Liabilities" means (i) any Liability related to any exercise of compensatory options to purchase Valhi stock held by employees or former employees of Amalgamated as of the Effective Date or upon the lapse of restrictions on restricted shares of Valhi stock held by such employees or former employees, and (ii) and the specific Liabilities set forth on SCHEDULE
2.3 (collectively, the `Excluded Liabilities'').]

          (x)"Financial Statement" has the meaning set forth in Section 3.7.






          (y)"GAAP" means United States generally accepted accounting principles as in effect from time to time.

          (z)"Intellectual Property" means (i) all trademarks, patents, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and (ii) all computer software (including data and related documentation).

          (aa)"Knowledge" means, for any matter, actual knowledge without independent investigation of the officers of Amalgamated listed on EXHIBIT B, or actual knowledge of facts or circumstances such that the matter should reasonably have been actually known by such officers.

          (bb)`Liability'' means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          (cc)`Material Adverse Change'' means a material adverse change in the financial condition of Amalgamated since the Most Recent Fiscal Quarter End. Notwithstanding the foregoing, no event occurring after the Most Recent Fiscal Quarter End generally applicable to all companies involved in the sugar processing industry, including without limitation changes in market conditions, trends, government regulations, consumer preferences or competition, shall be deemed to constitute a Material Adverse Change.

          (dd)`Member'' means each of the Persons with an ownership interest in the Company and which executes a counterpart of the Company Agreement as a Member and each of the Persons who may hereafter become Members.

          (ee) `Membership Interest'' means the rights of a Member or, in the case of an Assignee, the rights of the assigning Member in distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions and credits of the Company.

          (ff) "Most Recent Financial Statements" has the meaning set forth in
Section 3.7 below.

          (gg) "Most Recent Fiscal Quarter End" has the meaning set forth in
Section 3.7 below.

          (hh) `Ordinary Course of Business'' means the ordinary course of Amalgamated's business consistent with Amalgamated's past custom and practice (including with respect to quantity and frequency).

          (ee) `Parties'' has the meaning set forth in the preface of this Agreement.





          (ff)`Person'' means any individual or Entity, as well as the heirs, executors, administrators, legal representatives, successors and assigns of such `Person'' where the context so requires.

          (gg)"Related Contracts and Licenses" means all contracts and agreements, leases, licenses, commitments, requests for proposals, correspondence, purchase orders and other instruments, franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governmental authorities used or held by Amalgamated.

          (hh)`Required Consents'' means all franchises, licenses, authorizations, approvals and consents required under any agreement or otherwise for Amalgamated to transfer the Amalgamated Assets to the Company without breaching or otherwise defaulting any representation or warranty made by Amalgamated in this Agreement.

          (mm) `Security Interest'' means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's,
                                                 ----------

materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          (ii)`Snake River'' has the meaning set forth in the recitals above.






          (jj)`Snake River Capital Contribution'' has the meaning set forth in
Section 2.1 below.

          (kk)`Snake River Materials'' means the offering circular and other materials relating to Snake River's sale of debt and equity securities in connection with the organization and funding of Snake River and related transactions, including this Formation Agreement.

          (qq) `Subsidiary'' means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          (ll)"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (mm)`Transaction Agreements'' means this Agreement, the Company Agreement, the Office and Ground Lease, the form of which is attached as EXHIBIT D-1, the Indemnification and Post Closing Agreement, the form of which is attached as EXHIBIT D-2, the Limited Recourse Promissory Note, the form of which is attached hereto as EXHIBIT D-3, the Non-recourse Promissory Note, the form of which is attached hereto as EXHIBIT D-4, the Limited Recourse Pledge Agreement, the form of which is attached hereto as EXHIBIT D-5, the Pledge Agreement (Non-Recourse Note), the form of which is attached hereto as EXHIBIT D-6, the Indemnification Pledge Agreement, the form of which is attached hereto as EXHIBIT D-7, and the four Memoranda of Agreement between the Sugarbeet Growers and Amalgamated, the form of which is attached hereto as EXHIBIT D-8.

          (nn)`Valhi'' means Valhi, Inc., a Delaware corporation and the parent of Amcorp.

          (oo)`Valhi Credit Agreement'' means the Credit and Pledge Agreement among Valhi, Amcorp and The Chase Manhattan Bank, as Agent, dated August 25, 1995, as amended August 23, 1996.


                           ARTICLE II
                            FORMATION
                            ---------


          2.1  Snake River Capital Contribution.  Upon the terms and subject to
               --------------------------------

the conditions of this Formation Agreement, Snake River shall on the Closing Date contribute to the Company cash in immediately available funds of
$[         ] (the "Snake River Capital Contribution"), for which Snake River
  ---------
will receive a Membership Interest in the Company having the rights and obligations set forth in the Company Agreement. Upon the making of the Snake





River Capital Contribution, Snake River will be admitted as a Member of the Company under the terms of the Company Agreement.

          2.2  Amalgamated Contribution.  Upon the terms and subject to the
               ------------------------

conditions of this Formation Agreement, including but not limited to the assumption of Liabilities set forth in Section 2.3, Amalgamated agrees to convey, transfer, assign and deliver to the Company on the date hereof, free and clear of any Security Interest, all of the Amalgamated Assets, for which Amalgamated shall receive a Membership Interest in the Company as set forth in the Company Agreement. Upon the contribution of the Amalgamated Assets, Amalgamated will be admitted as a Member of the Company under the terms of the Company Agreement.

          2.3  Assumed Liabilities.  Upon the terms and subject to the
               -------------------

conditions of this Agreement, the Company agrees, effective at the time of Closing, to assume all Liabilities of Amalgamated, whether presently in existence or arising after the date of this Agreement, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (the `Assumed Liabilities''), other than Excluded Liabilities.

          2.4  Closing.  Unless the Parties otherwise agree, the closing (the
               -------

`Closing'') of the transactions contemplated by this Agreement shall take place at the offices of Amalgamated in Ogden, Utah, commencing at 9:00 a.m. local time





on January   , 1996, or, if later, the second Business day following the
           --
satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the `Closing Date''). At the Closing:
               (a) Snake River and Amalgamated shall execute the Transaction Agreements to which each is a party.






          (b) Snake River shall contribute the Snake River Capital Contribution to the Company;

          (c) The Company shall execute and deliver the assumption and assignment agreements pursuant to which it shall assume the Assumed Liabilities;

          (d) Amalgamated shall deliver or cause to be delivered to the Company such bill of sales, warranty deeds, Required Consents, and other good and sufficient instruments of conveyance and assignment (the `Conveyance
Documents') as Snake River and its counsel shall deem reasonably necessary or appropriate to vest in the Company all right, title and interest in, to and under the Amalgamated Assets.

          (e) Snake River shall deliver to Amalgamated a copy of its charter and bylaws, good standing certificates, resolutions of the board of directors, secretaries' certificates, officers' certificates, in each case, relating to the existence of Snake River and the authority of Snake River to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Amalgamated and its counsel.

          (f) Amalgamated shall deliver to Snake River a copy of its certificate of incorporation, good standing certificates, resolutions of the board of directors, secretaries' certificates, officer's certificates, in each case, relating to the existence of Amalgamated and the authority and capacity of





Amalgamated to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Snake River and its counsel.

          (g) The Company shall execute this Agreement, as of the date hereof, and deliver to Snake River and Amalgamated resolutions of the Management Committee, secretaries' certificates, officer's certificates, in each case, relating to the existence of the Company and the authority and capacity of the Company to execute this Agreement as of such date and the other Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Snake River and Amalgamated and their respective counsel.


                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF AMALGAMATED

          For the purpose of inducing Snake River and the Company to enter into and perform this Agreement, Amalgamated represents and warrants to Snake River and the Company that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in SCHEDULE 3.

          3.1  Organization, Qualification and Corporate Power.  Amalgamated is
               -----------------------------------------------

a corporation duly organized, validly existing, and in good standing under the laws of Utah. Amalgamated is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Amalgamated. Amalgamated has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          3.2  Authorization of Transaction.  Amalgamated has the corporate
               ----------------------------

power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Amalgamated, enforceable in accordance with its terms and condi-tions, as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally and subject to general principles of equity and public policy considerations.

          3.3  Noncontravention.  Neither the execution and the delivery of this
               ----------------

Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate any valid constitutional provision, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Amalgamated is subject or any provision of its charter or bylaws; or (b) except for the terms of the Amalgamated Credit Agreements, and the Valhi Credit Agreement, conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Amalgamated is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any Security Interest upon any of its assets); except for where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of Amalgamated or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Amalgamated does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of Amalgamated or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          3.4  Brokers' Fees.  Amalgamated has no Liability or obligation to pay
               -------------

any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Snake River or the Company could become liable or obligated.

          3.5  Title to Tangible Assets.  Amalgamated has insurable title to, or
               ------------------------

a valid leasehold interest in, the material tangible assets it use regularly in the conduct of its businesses.






          3.6  Subsidiaries.  Amalgamated has no controlling interest in any
               ------------

Entity.

          3.7  Financial Statements.  Attached hereto as EXHIBIT C are the
               --------------------

following financial statements (collectively the "Financial Statements"):  (i)
                                                  --------------------

audited balance sheets and statements of income, changes in shareholder's equity, and cash flows as of and for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993 for Amalgamated; and (ii) unaudited consolidated balance sheets and statements of income, changes in shareholder's equity, and cash flows (the "Most Recent Financial Statements") as of and for
                             --------------------------------

the nine months ended September 30, 1996 (the "Most Recent Fiscal Quarter End")
                                               ------------------------------

for Amalgamated. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of Amalgamated as of such dates and the results of operations of Amalgamated for such periods; provided, however, that the Most Recent Financial Statements are
              --------  -------

subject to normal year-end adjustments and lack footnotes and other presentation items.

          3.8  Undisclosed Liabilities.  To the Knowledge of Amalgamated,
               -----------------------

Amalgamated has no any material debt or Liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any Liability for income Taxes), except for (i) such Liabilities included or disclosed in the Financial Statements (including the notes thereto), (ii) such Liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business consistent with the provisions of Section 5.3, (iii) such Liabilities as are disclosed in SCHEDULE 3.8.

          3.9  Legal Compliance.  To the Knowledge of Amalgamated, Amalgamated
               ----------------

has complied with all applicable valid laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) having jurisdiction over Amalgamated, except where the failure to comply would not have a material adverse effect upon the financial condition of Amalgamated.

          3.10 Real Property and Leases.
               ------------------------


          (a) SCHEDULE 3.10(A) lists all owned real property that is included in the Amalgamated Assets. With respect to each such parcel, to the Knowledge of Amalgamated, except for matters which are set forth in SCHEDULE 3.10(A) or which would not have a material adverse effect on the financial condition of
Amalgamated:





               i. Amalgamated has insurable title to the parcel of real property, free and clear of any Security Interest (except Security Interests arising under the Amalgamated Credit Agreement), easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded restrictions, including easements, covenants, utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

               ii. there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

               iii. there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

          (b) SCHEDULE 3.10(B) lists all real property included in the Amalgamated Assets not owned by Amalgamated but leased or subleased by Amalgamated. Amalgamated has made available to Snake River correct and complete copies of the leases and subleases listed in SCHEDULE 3.10(B) (as amended to date). To the Knowledge of Amalgamated, each lease and sublease listed in
SCHEDULE 3.10(B) is legal, valid, binding, enforceable, and in full force and effect, except (a) for those matters set forth in SCHEDULE 3.10(B), (b) as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally and subject to general principles of equity and public policy considerations or





(c) where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of Amalgamated.

          3.11 Contracts.  SCHEDULE 3.11 lists all written contracts and other
               ---------

written agreements included in the Amalgamated Assets which, to the Knowledge of Amalgamated, Amalgamated is a party, the performance of which will involve annual payments in excess of $100,000 or which have a remaining term greater than three years, other than leases listed on SCHEDULE 3.10(B). Amalgamated has made available to Snake River a correct and complete copy of each contract or other agreement listed in SCHEDULE 3.11 (as amended to date).

          3.12 Powers of Attorney.  To the Knowledge of Amalgamated, there are
               ------------------

no outstanding powers of attorney executed on behalf of Amalgamated except as described in SCHEDULE 3.12.

          3.13 Litigation.  To the Knowledge of Amalgamated, SCHEDULE 3.13 sets
               ----------

forth each instance in which Amalgamated (a) is subject to or is threatened to be made subject to any outstanding injunction, judgment, order, decree or ruling, or (b) is a party to or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation (A) seeks damages of less than $100,000, or (B) would not have a material adverse effect on the financial condition of Amalgamated.

          3.14 Environment, Health, and Safety.
               -------------------------------


          (a) Except as set forth in SCHEDULE 3.14, to the Knowledge of Amalgamated, Amalgamated, (i) is in substantial compliance with the Environmental, Health, and Safety Laws in all material respects (and, except as set forth in SCHEDULE 3.14, to the Knowledge of Amalgamated no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (ii) is in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under the Environmental, Health, and Safety Laws, and (iii) is in substantial compliance with, in all material respects, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

          (b) Except as set forth in SCHEDULE 3.14, to the Knowledge of Amalgamated, Amalgamated has no material Liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and Amalgamated has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material Liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual under any Environmental, Health, and Safety Law.

          3.15 Employee Benefits.  SCHEDULE 3.15 lists each Employee Benefit
               -----------------

Plan that Amalgamated maintains or to which Amalgamated contributes.

          (a) To the Knowledge of Amalgamated, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of Amalgamated.

          (b) Except as set forth in SCHEDULE 3.15, all contributions (including all employer contributions and employee salary reduction contribu-tions) which are required to be paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan have been paid.

          (c) Except as set forth in SCHEDULE 3.15, each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that at the time of its issuance such plan met the requirements of Code Sec. 401(a).





          (d) Amalgamated has made available to Snake River correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          3.16 Events Subsequent to Most Recent Fiscal Quarter End.  To the
               ---------------------------------------------------

Knowledge of Amalgamated, since the Most Recent Fiscal Quarter end, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since the Most Recent Fiscal Quarter End, Amalgamated has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business other than in connection with this Formation Agreement.

                           ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF SNAKE RIVER

          Snake River represents and warrants to each of Amalgamated and the Company that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in SCHEDULE 4.





          4.1  Organization.  Snake River is a cooperative corporation duly
               ------------

organized, validly existing, and in good standing under the laws of Oregon. EXHIBIT E lists the directors of Snake River. Snake River is duly authorized to conduct business and is in good standing under the laws each other jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Snake River. Snake River has the power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          4.2  Authorization of Transaction.  Snake River has power and
               ----------------------------

authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Snake River, enforceable in accordance with its terms and conditions.

          4.3  Noncontravention. Neither the execution and the delivery of this
               ----------------

Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate any valid constitutional provision, statute, regula-tion, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Snake River is subject or any provision of its charter or bylaws or (b) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Snake River is a party or by which it is bound or to which any of its material assets is subject.
Snake River does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of Snake River taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          4.4  Brokers' Fees.  Snake River has no Liability or obligation to pay
               -------------

any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Amalgamated or the Company could become liable or obligated.

          4.5  Disclosure. The Snake River Materials do not contain any untrue
               ----------

statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circum-stances under which they will be made.

                            ARTICLE V
                      PRE-CLOSING COVENANTS

          The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.






          5.1  General.  Each of the Parties will use its reasonable best
               -------

efforts to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

          5.2  Notices and Consents.  Each of the Parties will give any notices
               --------------------

to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.3 and 4.3 above.

          5.3  Operation of Business.  Amalgamated will not engage in any
               ---------------------

practice, take any action, or enter into any transaction outside the Ordinary Course of Business if such transaction could reasonably be expected to result in a Material Adverse Change.

          5.4  Obtaining Financing.  Snake River shall use its reasonable best
               -------------------

efforts, including the payment of all commitment and other fees and expenses of prospective lenders, to obtain the necessary debt and equity financing to consummate the transactions contemplated by this Agreement and the loan by Snake River to Valhi.





          5.5  Full Access.  Amalgamated will permit representatives of Snake
               -----------

River to have full access at all reasonable times upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of Amalgamated, to all premises, properties, personnel, books, records (including income Tax records), contracts, and documents of or pertaining to Amalgamated. In addition, Amalgamated will use reasonable efforts to assist Snake River in obtaining access for representatives of Snake River to any properties sold or otherwise transferred by Amalgamated prior to the Closing. Snake River and its representatives will treat and hold as such any Confidential Information it receives from Amalgamated in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, will not provide any trade secrets included in the Confidential Information to any person, including any competitor of Amalgamated, and, if this Agreement is terminated for any reason whatsoever, will promptly return to Amalgamated all tangible embodiments (and all copies) of the Confidential Information which it has received or created.

          5.6  Notice of Developments.
               ----------------------


          (a) Amalgamated will give written notice to Snake River of any development causing a breach of any of the representations and warranties in
Article III promptly upon Amalgamated becoming aware of such development.
Unless Snake River has the right to terminate this Agreement pursuant to Section 7.1(b) below by reason of the development and exercises that right within the period of 10 Business days referred to in Section 7.1(b)(i) below, the written notice pursuant to this Section 5.6(a) will be deemed to have amended Schedule 3, to have qualified the representations and warranties contained in Article III, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (b) Snake River will give written notice to Amalgamated of any development causing a breach of any of the representations and warranties in
Article IV above promptly upon Snake River becoming aware of such development. No disclosure by Snake River pursuant to this Section 5.6(b), however, shall be deemed to prevent or cure any misrepresentation or breach of warranty.

          5.7  Exclusivity.  Amalgamated will not solicit, initiate, or
               -----------

encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Amalgamated (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Amalgamated and its directors and
                 --------  -------

officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.


                           ARTICLE VI
                      CONDITIONS TO CLOSING





          6.1  Conditions to Obligation of Snake River.  The obligation of Snake
               ---------------------------------------

River to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Amalgamated shall have performed and complied with all of its pre-closing covenants hereunder in all material respects through the Closing;

          (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (d) Amalgamated shall have delivered to Snake River a certificate to the effect that each of the conditions specified above in Section 6.1(a), (b) and (c) is satisfied in all respects;

          (e) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
Section 3.3 and Section 4.3 above;





          (f) the Transaction Agreements in form and substance as set forth in EXHIBITS D-1 through D-8 attached hereto and the same shall be in full force and effect;

          (g) each of the officers of Amalgamated identified in EXHIBIT B shall have entered into an employment agreement with the Company in a form substantially similar to the employment agreements attached hereto as EXHIBIT F; and

          (h) all actions to be taken by Amalgamated in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contem-plated hereby will be reasonably satisfactory in form and substance to Snake River.

          Snake River may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

          6.2  Conditions to Obligation of Amalgamated.  The obligation of
               ---------------------------------------

Amalgamated to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;






          (b) Snake River shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (d) Valhi shall have borrowed $250 million from Snake River pursuant to the note and pledge agreements attached hereto as EXHIBITS D-3 through D-7, inclusive;

          (e) Amalgamated shall be reasonably satisfied with the equity structure of Snake River and Snake River's financing;

          (f) Snake River shall have delivered to Amalgamated a certificate to the effect that each of the conditions specified above in Section 6.2 (a), (b) and (c) is satisfied in all respects;

          (g) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
Section 3.3 and Section 4.3;

          (h) the Transaction Agreements in form and substance as set forth in EXHIBITS D-1 through D-8 attached hereto and the same shall be in full force and effect; and






          (i) all actions to be taken by Snake River in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Amalgamated.

          Amalgamated may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.


                           ARTICLE VII
                           TERMINATION

          7.1  Events of Termination.  Either of the Parties may terminate this
               ---------------------

Agreement as provided below:

          (a) Snake River and Amalgamated may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Snake River may terminate this Agreement by giving written notice to Amalgamated at any time prior to the Closing in the event (i) Amalgamated has within the then previous 10 Business days given Snake River any notice pursuant to Section 5.6 above and (ii) the development that is the subject of the notice has resulted in a Material Adverse Change;






          (c) Snake River may terminate this Agreement by giving written notice to Amalgamated at any time prior to the Closing (i) in the event Amalgamated has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Snake River has notified Amalgamated of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Drop Date (as defined below) by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from Snake River itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (d) Amalgamated may terminate this Agreement by giving written notice to Snake River at any time prior to the Closing, (i) in the event Snake River has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Amalgamated has notified Snake River of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) at any time prior to Closing, if the Closing shall not have occurred on or before the Drop Date by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Amalgamated breaching any representation, warranty, or covenant contained in this Agreement).

For purposes of this Agreement, the `Drop Date'' shall mean January   , 1997,
                                                                    --
provided, however, that if the parties have not received any consent required by
federal or state law on or prior to             , 199 , then the Drop Date shall
                                    --------- --     -





be automatically extended to a date two business days after receipt of such consent, but in no event later than January , 1997.
                                           --

          7.2  Effect of Termination.  If any Party terminates this Agreement
               ---------------------

pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that
                                                        --------  -------

the confidentiality provisions contained in Section 5.5 above shall survive any such termination.


                          ARTICLE VIII
                          MISCELLANEOUS

          8.1  Parties Obligated and Benefited.  Subject to the limitations set
               -------------------------------

forth below, this Agreement will be binding upon the Parties and their respective permitted assigns and successors in interest and will inure solely to the benefit of the Parties and their respective permitted assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. In connection with any such assignment or delegation, the transferring Party shall remain subject to all of its obligations hereunder, pursuant to this Agreement.





          8.2  Notices.  Any notice, request, demand, waiver or other
               -------

communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:






          If to the Company:
          -----------------


               Allan M. Lipman, Jr.
               Amalgamated Sugar LLC
               2427 Lincoln Avenue
               PO Box 1520
               Ogden, Utah 84402

          If to Amalgamated:
          -----------------


               The Amalgamated Sugar Company
               Three Lincoln Centre, Suite 700
               5430 LBJ Freeway
               Dallas, Texas 75240-2697
               Atten: General Counsel

               With a copy to:
               ---------------


               James L. Palenchar, Esq.
               Bartlit Beck Herman Palenchar & Scott
               511 Sixteenth Street, Suite 700
               Denver, CO 80202





          If to Snake River:
          -----------------


               525 Good Avenue
               Nyssa, Oregon 97913
               Attention:  Chief Executive Officer

               With a copy to:
               --------------


               Randon W. Wilson, Esq.
               Jones, Waldo, Holbrook & McDonough
               1500 First Interstate Plaza
               170 South Main Street
               Salt Lake City, UT 84101-1644

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 8.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section 8.2, except that any notice of a change of address will be effective only upon actual receipt.

          8.3  Attorneys' Fees.  In the event of any action or suit based upon
               ---------------

or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

          8.4  Amendment or Waiver.  This Agreement or any of its provisions may
               -------------------

not be amended, modified or waived except in a writing that refers to this Agreement. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          8.5  Captions.  The article and section captions of this Agreement are
               --------

for convenience only and do not constitute a part of this Agreement.

          8.6  Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------

IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          8.7  Terms.  Terms used with initial capital letters will have the
               -----

meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word `include'' and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.





          8.8  Further Actions.  The Parties will execute and deliver, from time
               ---------------

to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          8.9  Time.  Time is of the essence under this Agreement.  If the last
               ----

day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          8.10 Counterparts.  This Agreement may be executed in one or more
               ------------

counterparts, each of which will be deemed an original and all of which together shall constitute a single agreement.

          8.11 Entire Agreement.  This Agreement (including the Schedules and
               ----------------

Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement), contains the entire agreement of the Parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter of this Agreement.





          8.12 Severability.  Any term or provision of this Agreement which is
               ------------

invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

          8.13 Construction.  This Agreement has been negotiated by Snake River,
               ------------

Amalgamated and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          8.14 Expenses. Except as otherwise expressly provided in this
               --------

Agreement, each Party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

          8.15 Press Releases and Public Announcements.  No Party shall issue
               ---------------------------------------

any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.





          8.16 References.  Numerical or alphabetic references to Recitals,
               ----------

Articles, sections, paragraphs, Schedules, exhibits and appendices in this Agreement are to Recitals, Articles, sections, paragraphs, Schedules and Exhibits of this Agreement unless otherwise stated.

                    *     *     *     *     *



     The Parties have executed this Agreement as of the day and year first above written.


                              SNAKE RIVER SUGAR COMPANY


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------



                              THE AMALGAMATED SUGAR COMPANY





                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------






                              THE AMALGAMATED SUGAR LLC


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------